                                                                    EXHIBIT 99.3

                                  HUBLINK, INC.

                                  -------------

                              Financial Statements

                           December 31, 1997 and 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
HUBLink, Inc.:


We have audited the accompanying balance sheets of HUBLink, Inc. (the Company) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HUBLink, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.







March 27, 1998, except for
     Note 12, as to which the
     date is April 28, 1998

                                  HUBLINK, INC.

                                 Balance Sheets

                           December 31, 1997 and 1996


                                Assets                                                   1997             1996
                                ------                                                   ----             ----
Current assets:
   Cash                                                                              $    44,683           28,781
   Accounts receivable, net of allowance for doubtful accounts of $219,193
      and $160,000 in 1997 and 1996, respectively                                        348,964          778,355
   Prepaid expenses                                                                       36,854            9,200
                                                                                     -----------       ----------
                     Total current assets                                                430,501          816,336
Fixed assets, net                                                                        465,085          422,739
Other assets                                                                              36,722           44,001
                                                                                     -----------       ----------
                     Total assets                                                    $   932,308        1,283,076
                                                                                     ===========       ==========

              Liabilities and Stockholders' Equity (Deficit)
              ----------------------------------------------

Current liabilities:
   Line of credit                                                                        970,421          850,000
   Notes payable                                                                         635,000          295,000
   Current portion of capital lease obligations                                           69,055           84,560
   Current portion of deferred revenue                                                   931,117          696,581
   Accounts payable                                                                      326,888          381,896
   Accrued expenses                                                                      147,967          102,087
                                                                                     -----------       ----------
                     Total current liabilities                                         3,080,448        2,410,124
Long-term portion of capital lease obligations                                            55,925           50,602
Long-term portion of deferred revenue                                                    195,336          175,255
                                                                                     -----------       ----------
                     Total liabilities                                                 3,331,709        2,635,981
                                                                                     -----------       ----------
Stockholders' equity (deficit):
   Common stock, no par value; 10,000 shares authorized; 6,815 and 6,107 shares
      issued and outstanding in 1997 and 1996, respectively                            4,193,196        2,760,256
   Deferred compensation                                                                 (72,864)         (23,126)
   Accumulated deficit                                                                (6,519,733)      (4,090,035)
                                                                                     -----------       ----------
                     Total stockholders' equity (deficit)                             (2,399,401)      (1,352,905)
                                                                                     -----------       ----------
                     Total liabilities and stockholders' equity (deficit)            $   932,308        1,283,076
                                                                                     ===========       ==========


See accompanying notes to financial statements.

                                  HUBLink, Inc.

                            Statements of Operations

                 For the years ended December 31, 1997 and 1996



                                                        1997             1996
                                                        ----             ----
Revenues:
    Software                                        $   614,600        1,453,462
    Services                                          1,723,051        1,564,656
    Hardware sales                                       67,613          984,631
    Other                                               106,412           89,457
                                                    -----------       ----------
                      Total revenues                  2,511,676        4,092,206
                                                    -----------       ----------

Cost of revenues:
    Services                                        $ 1,043,772          717,265
    Hardware sales                                       99,002          966,600
                                                    -----------       ----------
                      Total cost of revenues          1,142,774        1,683,865
                                                    -----------       ----------
                      Gross profit                    1,368,902        2,408,341
                                                    -----------       ----------

Operating expenses:
    Sales and marketing                               1,737,708        1,929,940
    Research and development                          1,366,106          963,805
    General and administrative                          569,292          503,222
                                                    -----------       ----------
                      Total operating expenses        3,673,106        3,396,967
                                                    -----------       ----------
                      Loss from operations           (2,304,204)        (988,626)
Interest expense                                       (125,494)         (90,930)
Other income                                                 --            3,242
                                                    -----------       ----------
                      Net loss                      $(2,429,698)      (1,076,314)
                                                    ===========       ==========


See accompanying notes to financial statements.

                                  HUBLINK, INC.

                  Statements of Stockholders' Equity (Deficit)

                 For the years ended December 31, 1997 and 1996



                                                                                                                        Total
                                                                                                                        stock-
                                                             Common stock             Deferred        Accumu-          holders'
                                                        ------------------------       compen-         lated            equity
                                                        Shares         Amount          sation         deficit          (deficit)
                                                        ------      ------------       ------         -------          ---------
Balances at December 31, 1995                            5,681      $ 2,077,080        (23,288)      (3,013,721)        (959,929)
    Issuance of common stock, net of issuance costs        426          729,312             --               --          729,312
    Deferred compensation related to granting of
       stock options                                        --           29,160        (29,160)              --               --
    Amortization of deferred compensation                   --               --         20,651               --           20,651
    Forfeitures of stock options                            --          (75,296)         8,671               --          (66,625)
    Net loss                                                --               --             --       (1,076,314)      (1,076,314)
                                                         -----      -----------       --------       ----------       ----------
Balances at December 31, 1996                            6,107        2,760,256        (23,126)      (4,090,035)      (1,352,905)
    Issuance of common stock, net of issuance costs        708        1,239,250             --               --        1,239,250
    Deferred compensation related to granting of
       stock options                                        --          232,990       (232,990)              --               --
    Amortization of deferred compensation                   --               --        170,938               --          170,938
    Forfeitures of stock options                            --          (39,300)        12,314               --          (26,986)
    Net loss                                                --               --             --       (2,429,698)      (2,429,698)
                                                         -----      -----------       --------       ----------       ----------
Balances at December 31, 1997                            6,815      $ 4,193,196        (72,864)      (6,519,733)      (2,399,401)
                                                         =====      ===========       ========       ==========       ==========


See accompanying notes to financial statements.

                                  HUBLINK, INC.

                            Statements of Cash Flows

                 For the years ended December 31, 1997 and 1996


                                                                                         1997             1996
                                                                                         ----             ----
Cash flows from operating activities:
    Net loss                                                                         $(2,429,698)      (1,076,314)
    Adjustments to reconcile net loss to net cash used by operating activities:
       Depreciation and amortization                                                     163,678          114,995
       Provision for doubtful accounts                                                    51,667          291,413
       Compensation related to stock options plan, net of forfeitures                    143,952          (45,974)
       Changes in assets and liabilities:
           Accounts receivable                                                           377,724         (514,676)
           Prepaid expenses and other current assets                                     (27,654)          10,070
           Other assets                                                                    7,279            5,499
           Deferred revenue                                                              254,617          167,553
           Accounts payable                                                              (55,008)         282,559
           Accrued expenses                                                               45,880           41,065
                                                                                     -----------       ----------
                      Net cash used in operating activities                           (1,467,563)        (723,810)
                                                                                     -----------       ----------
Cash flows from investing activities--
    Purchase of fixed assets                                                            (116,747)         (59,048)
                                                                                     -----------       ----------

Cash flows from financing activities:
    Proceeds from issuance of common stock, net of issuance costs                      1,239,250          729,312
    Repayment of capital lease obligations                                               (99,459)         (79,351)
    Net borrowings under line of credit                                                  120,421          250,000
    Proceeds from notes payable                                                          350,000               --
    Repayment of notes payable                                                           (10,000)        (110,000)
                                                                                     -----------       ----------
                      Net cash provided by financing activities                        1,600,212          789,961

                      Net increase (decrease) in cash                                     15,902            7,103

Cash at beginning of year                                                                 28,781           21,678
                                                                                     -----------       ----------
Cash at end of year                                                                  $    44,683           28,781
                                                                                     ===========       ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--
    Interest paid                                                                    $   106,000           79,675
                                                                                     ===========       ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES--
    Fixed assets acquired under capital lease obligations                            $    89,277           65,114
                                                                                     ===========       ==========


See accompanying notes to financial statements.

                                  HUBLINK, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1996



   (1)  DESCRIPTION OF BUSINESS

        HUBLink, Inc. (the Company), located in Columbus, Ohio, develops, markets, and supports database and information system integration software which has primarily been sold in the health care industry in the United States. The Company's software enables disparate systems to be connected via a unique, object-oriented rules-based hub. Previously, the Company also resold various pieces of computer hardware.


   (2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (A)   FIXED ASSETS
              Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets and includes amortization of capital leases. Amortization of leasehold improvements is computed over the shorter of the lease term or estimated useful life of the asset.

        (B)   REVENUE RECOGNITION
              Revenue is derived principally from the development and sale of internally developed software products and from support services related to those products. The Company's revenue recognition policies conform to Statement of Position 91-1, Software Revenue Recognition (SOP 91-1), promulgated by the American Institute of Certified Public Accountants (AICPA). Revenue from software sales is recognized upon product delivery and customer acceptance. Revenue from support and other services is recognized as the services are performed. Revenue from service and maintenance agreements is recognized ratably over the terms of the agreements.

              The AICPA issued Statement of Position 97-2, Software Revenue
                  Recognition (SOP 97-2), which supersedes SOP 91-1. The Company will adopt SOP 97-2 in 1998. The Company does not expect that SOP 97-2 will have a material impact on the Company's financial position or results of operations.

        (C)   SOFTWARE DEVELOPMENT COSTS
              Software development costs are included in product development and support expense and are expensed as incurred. Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, requires the capitalization of certain software development costs once technological feasibility is established, subject to net realizable value considerations. The capitalized cost is then amortized. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and the general release of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.


                                                                     (Continued)

                                  HUBLINK, INC.

        (D)   INCOME TAXES
              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

        (E)   STOCK OPTION PLAN
              Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures of SFAS No. 123 for employee stock options.

        (F)   USE OF ESTIMATES
              Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


   (3)  FIXED ASSETS

        Fixed assets consisted of the following at December 31:

                                             USEFUL LIFE         1997         1996
                                             -----------         ----         ----
           Furniture and fixtures            5-7 Years         $218,302      154,476
           Computers and software            3-5 Years          666,118      526,883
           Leasehold improvements              5 Years           18,731       16,838
                                                               --------      -------
                                                                903,151      698,197
           Less accumulated depreciation and amortization       438,066      275,458
                                                               --------      -------
                                                               $465,085      422,739
                                                               ========      =======


                                                                     (Continued)

                                  HUBLink, Inc.

        Included in fixed assets is $390,440 and $301,163 of equipment recorded under capital lease agreements at December 31, 1997 and 1996, respectively. Accumulated amortization related to this equipment was $180,934 and $110,143 as of December 31, 1997 and 1996,
            respectively.


   (4)  LINES OF CREDIT

        The Company established a line of credit with a commercial banking institution that enables it to borrow up to $1,000,000 at 0.375% above the prime rate (8.5% at December 31, 1997). At December 31, 1997, the Company had additional borrowing capacity under the line of credit of $29,579. The line of credit is secured by substantially all of the Company's assets and is guaranteed by a stockholder. Any amounts outstanding under the line of credit are due on December 31, 1998.


   (5)  NOTES PAYABLE

        Notes payable at December 31 consisted of the following:

                                                                                      1997          1996
                                                                                      ----          ----
           Note payable to a commercial banking institution at .375% above the
               prime rate (8.5 % at December 31, 1997), due December 31, 1998        350,000           --
           Note payable to stockholder, payable on demand with interest
               payable at 2% above the prime rate                                    285,000      285,000
           Other                                                                          --       10,000
                                                                                    --------      -------
                                                                                    $635,000      295,000
                                                                                    ========      =======

   (6)  FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value for cash, accounts receivable and all current liabilities approximates their respective fair values because of the short maturities of these instruments.


                                                                     (Continued)

                                  HUBLINK, INC.

   (7)  LEASES

        The Company has one operating lease having an initial or remaining noncancelable lease term in excess of one year for its principal office facility and has various other capital leases for fixed assets. Future minimum lease payments under these noncancelable leases as of December 31, 1997 are as follows:

                                                                        Capital      Operating
                                                                         leases        lease
                                                                        --------     ---------
                Year ending December 31:
                   1998                                                 $ 71,160        81,625
                   1999                                                   41,605        47,614
                   2000                                                   28,972            --
                   2001                                                   10,781            --
                                                                        --------      --------
                                      Total minimum lease payments       152,518      $129,239
                                                                                      ========
                Less amount representing interest                         27,538
                                                                        --------
                Present value of minimum lease payments                  124,980
                Less current portion of capital lease obligations         69,055
                                                                        --------
                Long-term portion of capital lease obligations          $ 55,925
                                                                        ========


        Interest expense related to capital leases was $17,034 and $15,238 for the years ended December 31, 1997 and 1996, respectively. Total rent expense was $189,627 and $170,474 for the years ended December 31, 1997 and 1996, respectively.


   (8)  STOCK OPTIONS

        The Company grants fixed, nonqualified stock options to selected employees. The Board of Directors determines the terms and conditions of options granted. Options granted have varied vesting provisions. Vested options expire over various periods, from the date employment terminates to one year after employment terminates. The Company has recorded deferred compensation for the difference between the exercise price and the deemed fair value of the stock at grant date. This amount is being amortized over the relevant period of benefit.


                                                                     (Continued)

                                  HUBLINK, INC.

        The following table summarizes fixed, employee option activity:

                                                                   Year ended             Year ended
                                                                December 31, 1997      December 31, 1996
                                                               ---------------------  --------------------
                                                                           Weighted-             Weighted-
                                                                Number     average     Number     average
                                                                  of       exercise      of       exercise
                                                                shares      price      shares      price
                                                                ------      -----      ------      -----
             Outstanding at beginning of period                   285       $1,158       438       $  839
             Granted                                              210          893        60        1,250
             Forfeited                                           (150)       1,250      (213)         528
                                                                 ----       ------      ----       ------
             Outstanding at end of period                         345       $  957       285       $1,158
                                                                 ====       ======      ====       ======

             Weighted-average fair value of options granted
                 during the year                                            $1,083                 $  802
                                                                            ======                 ======


        The following table summarizes information about fixed, employee options outstanding at December 31, 1997:

                                             Options outstanding    Options exercisable
                                             --------------------   --------------------
                                                        Weighted-            Weighted-
                                                        average               average
                        Range of                        exercise              exercise
                     exercise prices         Number      price      Number     price
                     ---------------         ------      -----      ------     -----
                          $100                  75      $  100        67      $  100
                      $1,000-1,300             260       1,173        50       1,275
                         $1,750                 10       1,750        --          --
                                              ----      ------      ----      ------
                                               345      $  957       117      $  604
                                              ====      ======      ====      ======


        The fair value of each option is estimated on the date of grant using the minimum value method with the following assumptions used for grants in the years ended December 31, 1997 and 1996: expected volatility of 0%; dividend yield of 0%; risk-free interest rates of 6%; and expected lives of 5 years.

        The Company applied APB Opinion No. 25 and related interpretations in accounting for its fixed, employee stock options. Had compensation cost for the Company's stock-based compensation been determined based on the fair value at the grant dates for stock option awards consistent with SFAS No. 123, the Company's net loss would have been as follows:

                                                Year ended      Year ended
                                               December 31,    December 31,
                                                   1997            1996
                                                   ----            ----
                        Pro forma net loss      $2,455,329       1,125,020

        The pro forma amounts are not representative of the effects on reported net income (loss) for future years.


                                                                     (Continued)

                                  HUBLINK, INC.

        In 1997, the Company granted performance based stock options and warrants to a Company consultant. The consultant was elected to the Company's Board of Directors after the grant of options and warrants. The vesting of the options and warrants is contingent upon specific sales activity of the consultant and certain revenue and earnings performance of the Company in 1998 and 1999.

        The following table summarizes the Company's performance based option and warrant activity:


                                                                       Year ended
                                                                    December 31, 1997
                                                                    ------------------
                                                                             Weighted-
                                                                    Number    average
                                                                      of     exercise
                                                                    shares     price
                                                                    ------     -----
                 Granted and outstanding at end of period             648      $1,206
                                                                     ====      ======
                 Options exercisable at end of period                  83      $1,247
                                                                     ====      ======

                 Weighted average fair value of options granted
                     during the year                                           $  677
                                                                               ======

        The fair value of each performance based option and warrant is estimated on the date of grant using the minimum value method with the following assumptions: expected volatility at 0%; dividend yield of 0%; risk free interest rate of 6%; and expected lives of 3 years.

        At December 31, 1997, the 648 performance based options and warrants have exercise prices between $1,000 and $1,871 and a weighted average remaining contractual life of 2 years. The Company anticipates none of the unvested awards at December 31, 1997 will eventually vest.


   (9)  INCOME TAXES

        The actual income tax benefit differed from the expected benefit as a result of the following:


                                                    1997              1996
                                                ----------         ---------
Expected tax benefit computed                   $ (850,394)         (376,710)
  at 35%

Change in the beginning of the year
  balance of the valuation allowance
  for deferred tax assets                          949,000           471,000

State and local income tax benefit, net
  of federal                                      (121,485)          (53,816)

Other, net                                          22,879           (40,474)
                                                ----------        ----------
                                                         0                 0
                                                ==========        ==========



        No federal or state income tax provision (benefit) has been provided because of net operating losses since inception and the establishment of a valuation allowance equal to the amount of the Company's net deferred tax assets. At December 31, 1997, the Company has a net operating loss carryforward for federal income tax purposes of approximately $4.8 million. The carryforward expires from the years 2008 through 2012. Changes in the Company's ownership may cause annual limitations on the amount of loss carryforwards that can be utilized to offset income in the future.


                                                                     (Continued)

                                  HUBLINK, INC.

        The net deferred tax assets at December 31 consisted of the following:

                                                                1997             1996
                                                                ----             ----
             Deferred tax assets:
                 Net operating loss carryforwards           $ 1,925,000        1,263,000
                 Deferred revenue                               451,000          349,000
                 Accounts payable and accrued expenses          169,000          171,000
                 Other, net                                      26,000            9,000
                                                            -----------       ----------
                                                              2,571,000        1,792,000
                                                            -----------       ----------
             Deferred tax liability--
                 Accounts receivable                           (140,000)        (310,000)
                                                            -----------       ----------
             Less valuation allowance                        (2,431,000)      (1,482,000)
                                                            -----------       ----------
                                   Net deferred taxes       $        --               --
                                                            ===========       ==========


   (10) EMPLOYEE BENEFITS

        Effective January 1, 1995, the Company established a 401(k) profit sharing plan and trust (the Plan) for its employees. The Plan is open to full-time employees having attained 6 months of service and being at least 21 years old, with monthly entry dates. The Company may make matching contributions to the Plan at its discretion. To date, no matching contributions have been made to the Plan.


  (11)  SUBSEQUENT EVENT

        In February 1998, the Company borrowed $500,000 from a stockholder. The loan, which bears interest at 12%, is due August 31, 1998.


  (12)  LIQUIDITY

        The Company has a commitment from a significant shareholder to fund the Company's activities through 1998.